UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MAY 24, 2024

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Conversion of Note

As previously reported on the Current Report on Form 8-K of Empire Petroleum Corporation (the “Company”) filed on February 21, 2024, on February 16, 2024 the Company issued that certain Promissory Note in the aggregate principal amount of $5,000,000 (the “Note”), due on February 15, 2026 and accruing interest at the rate of 7% per annum, to Energy Evolution Master Fund, Ltd., a Cayman Islands exempted company (“Energy Evolution”). As of May 24, 2024, Energy Evolution has advanced the Company $5,000,000 under the Note. Under the terms of the Note, all or any portion of the outstanding principal amount of the Note may be converted into shares of common stock of the Company at a conversion price of $6.25 per share, at the option of Energy Evolution, at any time and from time to time. At the option of Energy Evolution, interest payments under the Note will be paid either in cash or in shares of common stock of the Company.

On May 24, 2024, Energy Evolution elected to convert all of the outstanding principal amount of $5,000,000 under the Note into 800,000 shares of common stock of the Company (the “Shares”) at a conversion price of $6.25 per share (the “Conversion Date”). Energy Evolution elected to have the accrued interest through the Conversion Date in the amount of $95,277.78 paid in cash by the Company.

For a description of any material relationship between the Company and Energy Evolution, see the Company’s definitive proxy statement for its 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 29, 2024.

Issuance of Warrant

On May 31, 2024, the Company issued a Warrant Certificate to purchase up to 128,800 shares of common stock of the Company at an exercise price of $5.00 per share to Energy Evolution (the “Warrant). The Warrant expires on July 31, 2024. The exercise price is subject to customary adjustments. The Warrant also contains various other terms and conditions that are customary for transactions of this nature. The Warrant was issued pursuant to Section 10(b) of the Note relating to pro rata distributions by the Company to all holders of its common stock, which provision was triggered by the Company’s previously reported rights offering and the conversion of the Note by Energy Evolution.

The foregoing summary of the Warrant is qualified in its entirety by reference to the full terms and conditions of the Warrant, a copy of which is filed as Exhibit 4 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

The information with respect to the conversion of the Note and material relationships between the Company and Energy Evolution set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Shares was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 3(a)(9) thereof.

The issuance of the Warrant was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. Energy Evolution is a sophisticated accredited investor with the experience and expertise to evaluate the merits and risks of an investment in securities of the Company and the financial means to bear the risks of such an investment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description
4	Common Share Warrant Certificate No. Energy Evolution-2 dated May 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: May 31, 2024	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President and Chief Executive Officer

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